As filed with the Securities and Exchange Commission on April 5, 2018.

Registration No. 333-218849
Registration No. 333-205389

Registration No. 333-190475

Registration No. 333-189416

Registration No. 333-183164

Registration No. 333-176120

Registration No. 333-168643

Registration No. 333-161162

Registration No. 333-152933

Registration No. 333-145010

Registration No. 333-138721

Registration No. 333-127698

Registration No. 333-117542

Registration No. 333-110757

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS

TO FORM S-8

REGISTRATION STATEMENTS

Under

The Securities Act of 1933

CALLIDUS SOFTWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0438629
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4140 Dublin Boulevard, Suite 400

Dublin, CA 94568

(215) 543-7700

(Address of Principal Executive Offices)  (Zip Code)

2013 Stock Incentive Plan

2003 Employee Stock Purchase Plan, as amended

2003 Stock Incentive Plan, as amended

Employee Stock Purchase Plan, as amended

(Full title of plans)

Leslie J. Stretch

President and Chief Executive Officer

Callidus Software Inc.

4140 Dublin Boulevard, Suite 400

Dublin, CA 94568

(Name and Address of Agent For Service)

(925) 251-2200

(Telephone Number, including area code, of agent for service)

Copies to:

Matthew P. Quilter, Esq.

Horace L. Nash, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Callidus Software Inc. (the “Company”) is filing this Post-Effective Amendment to the following registration statements on Form S-8 (the “Registration Statements”) to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”):

•            Registration Statement on Form S-8, File No. 333-218849, filed with the SEC on June 20, 2017, pertaining to the registration of 4,700,000 shares of Common Stock for issuance under the Callidus Software Inc. 2013 Stock Incentive Plan.

•            Registration Statement on Form S-8, File No. 333-205389, filed with the SEC on July 1, 2015, pertaining to the registration of 5,000,000 shares of Common Stock for issuance under the Callidus Software Inc. 2013 Stock Incentive Plan.

•            Registration Statement on Form S-8, File No. 333-190475, filed with the SEC on August 8, 2013, pertaining to the registration of 758,442 shares of Common Stock for issuance under the Callidus Software Inc. 2003 Employee Stock Purchase Plan, as amended.

•            Registration Statement on Form S-8, File No. 333-189416, filed with the SEC on June 18, 2013, pertaining to the registration of 3,469,500 shares of Common Stock for issuance under the Callidus Software Inc. 2013 Stock Incentive Plan.

•            Registration Statement on Form S-8, File No. 333-183164, filed with the SEC on August 8, 2012, pertaining to the registration of 2,459,003 shares of Common Stock for issuance under the Callidus Software Inc. 2003 Stock Incentive Plan, as amended and Employee Stock Purchase Plan, as amended.

•            Registration Statement on Form S-8, File No. 333-176120, filed with the SEC on August 8, 2011, pertaining to the registration of 2,238,579 shares of Common Stock for issuance under the Callidus Software Inc. 2003 Stock Incentive Plan, as amended and Employee Stock Purchase Plan, as amended.

•            Registration Statement on Form S-8, File No. 333-168643, filed with the SEC on August 9, 2010, pertaining to the registration of 2,195,393 shares of Common Stock for issuance under the Callidus Software Inc. 2003 Stock Incentive Plan, as amended and Employee Stock Purchase Plan, as amended.

•            Registration Statement on Form S-8, File No. 333-161162, filed with the SEC on August 7, 2009, pertaining to the registration of 2,097,921 shares of Common Stock for issuance under the Callidus Software Inc. 2003 Stock Incentive Plan, as amended and Employee Stock Purchase Plan, as amended.

•            Registration Statement on Form S-8, File No. 333-152933, filed with the SEC on August 11, 2008, pertaining to the registration of 2,102,362 shares of Common Stock for issuance under the Callidus Software Inc. 2003 Stock Incentive Plan, as amended and Employee Stock Purchase Plan, as amended.

•            Registration Statement on Form S-8, File No. 333-145010, filed with the SEC on August 1, 2007, pertaining to the registration of 2,027,964 shares of Common Stock for issuance under the Callidus Software Inc. 2003 Stock Incentive Plan, as amended and 2003 Employee Stock Purchase Plan, as amended.

•            Registration Statement on Form S-8, File No. 333-138721, filed with the SEC on November 15, 2006, pertaining to the registration of 1,933,925 shares of Common Stock for issuance under the Callidus Software Inc. 2003 Stock Incentive Plan, as amended and 2003 Employee Stock Purchase Plan, as amended.

•            Registration Statement on Form S-8, File No. 333-127698, filed with the SEC on August 19, 2005, pertaining to the registration of 2,862,703 shares of Common Stock for issuance under the Callidus Software Inc. 2003 Stock Incentive Plan, as amended, 2003 Employee Stock Purchase Plan, as amended, Non-Qualified Stock Option Agreement with Robert H. Youngjohns and Restricted Stock Agreement with Robert H. Youngjohns.

•            Registration Statement on Form S-8, File No. 333-117542, filed with the SEC on July 21, 2004, pertaining to the registration of 1,708,136 shares of Common Stock for issuance under the Callidus Software Inc. 2003 Stock Incentive Plan and 2003 Employee Stock Purchase Plan.

•            Registration Statement on Form S-8, File No. 333-110757, filed with the SEC on November 25, 2003, pertaining to the registration of 8,897,433 shares of Common Stock for issuance under the Callidus Software Inc. 1997 Stock Option Plan, 2003 Stock Incentive Plan, 2003 Employee Stock Purchase Plan and Non-Plan Stock Option Agreement with Reed Taussig.

On April 5, 2018, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 29, 2018, by and among the Company, SAP America, Inc., a Delaware corporation (“Parent”), and Emerson One Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

As a result of the Merger, any offering pursuant to the Registration Statements has been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statements.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, State of California, on this 5th day of April, 2018.

CALLIDUS SOFTWARE INC.

By:	/s/ Roxanne Oulman
Roxanne Oulman
Executive Vice President, Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.

3